                                                                EXHIBIT 10.11(A)


                           FIRST AMENDMENT TO LEASE
                           ------------------------


     This First Amendment to Lease (the "First Amendment") is made for reference purposes only as of September 1, 1996, by and between The Prudential Insurance Company of America, a New Jersey corporation ("Landlord"), and International Wireless Communications, a Delaware corporation ("Tenant").

                                   RECITALS
                                   --------

     A. Landlord and Tenant are parties to that certain Lease dated April 14, 1994 for the Premises designated as Suite 1275 (the "Twelfth Floor Premises) located in that certain building known as The 400 Building, 400 South El Camino Real, San Mateo, California (the "Lease"). Unless otherwise indicated. Capitalized terms are used in this First Amendment as such terms are defined in the Lease.

     B. Tenant desires to lease that certain additional premises designated as Suite 575 as shown on attached Exhibit FA-1 (the "Fifth Floor Premises") in the
                               ------------
Building in accordance with the terms of this First Amendment.

                                   AMENDMENT
                                   ---------

     The parties hereby amend the Lease as follows:

     1.  Fifth Floor Premises.  Effective as of the Fifth.  Floor Premises
         --------------------
Commencement Date (as defined below), (a) the Premises shall be deemed to include the Fifth Floor Premises, and (b), except as specifically provided otherwise in this First Amendment, the term "Premises' as used in the Lease shall be deemed to include the Twelfth Floor Premises and the Fifth Floor Premises.

     2.  Term.
         ----

         (a) The term of this Lease, as amended by this First Amendment, with respect to the Fifth Floor Premises shall commence on the Fifth Floor Premises Commencement Date (as defined in subsection 2(b) of this First Amendment).

         (b) As used herein, the term "Fifth Floor Premises Commencement Date" shall be the earliest to occur of the following, as reasonably determined by
Landlord: (i) the date the
applicable local governmental authority (e.g., the city in which the Building is
                                         ----
located) approves the Fifth Floor Premises Improvements which Landlord is to construct pursuant to Section 5, below, as evidenced by a final signed-off building permit or certificate of occupancy for the Improvements; (ii) the date Landlord's contractor certifies that the Fifth Floor Premises Improvements have been substantially completed (except for punch list items); (iii) the date Tenant commences occupancy of the Fifth Floor Premises; or (iv) the date the Fifth Floor Premises Commencement Date would have occurred but for Tenant delays, as described in Exhibit FA-3.
                        ------------

         (c) The parties estimate that the Fifth Floor Premises Commencement Date will be November 1, 1996. If, for any reason, Landlord cannot deliver possession of the Fifth Floor Premises to Tenant by such estimated Fifth Floor Premises Commencement Date; (i) the failure shall not affect the validity of this Lease, as amended by this First Amendment, or the obligations of Tenant under this Lease, as amended by this First Amendment; and (ii) Landlord shall not be subject to any liability.

         (d) The Term of the Lease, as amended by this First Amendment, with respect to the Twelfth Floor Premises, shall expire at 11:59 p.m. on May 12, 1999 (the "Twelfth Floor Premises Expiration Date"). The Term of the Lease, as amended by this First Amendment, with respect to the Fifth Floor Premises, is hereby extended and shall expire at 11:59 p.m. on the day prior to the fifth anniversary of the Fifth Floor Premises Commencement Date (the "Fifth Floor Premises Expiration Date"). The parties shall execute a Commencement Date Memorandum in the form of attached Exhibit FA-2 to confirm the Fifth Floor
                                   ------------
Premises Commencement Date and the Fifth Floor Premises Expiration Date as provided pursuant to this Section (d).

     3.  Base Rent.  Effective on the Fifth Floor Premises Commencement Date,
         ---------
the amounts specified below shall be payable as Base Rent for the Fifth Floor Premises under the Lease, as amended by this First Amendment. As used in the Lease, the term "Base Rent" shall mean the amounts specified in the Lease as Base Rent for the Twelfth Floor Premises plus the amounts specified as Base Rent for the Fifth Floor Premises. If the Fifth Floor Premises Commencement Date occurs on a date other than the first day of a month, then the Base Rent for the month in which the Fifth Floor Premises Commencement Date occurs shall be prorated with the following amounts applicable to the portion of the month following the Fifth Floor Premises Commencement Date.


          Months                           Base Rent
          ------                           ---------
(calculated from Fifth Floor
Premises Commencement Date)
          1 - 12                           $6,684.48 per month
          13 - 24                          $6,887.04 per month
          25 - 36                          $7,089.60 per month
          37 - 48                          $7,292.16 per month
          49 - 60                          $7,494.72 per month

     4.  Operating Expenses.  Payment of Tenant's Percentage Share of Operating
         ------------------
Expenses for the Twelfth Floor Premises and Fifth Floor Premises shall be calculated separately. Tenant's Percentage Share of Operating Expenses with respect to the Fifth Floor Premises shall be 2.43% and the Base Year with respect to the Fifth Floor Premises shall be 1996. Tenant's percentage share with respect to the Twelfth Floor Premises shall continue to be 2.1 % and the Base Year shall be 1995. Except as specified above, the Operating Expenses concerning the Premises shall be calculated and payable in accordance with the terms of the Lease, as amended by this First Amendment.

     5.  Fifth Floor Premises Improvements.  Landlord shall construct certain
         ---------------------------------
Tenant Improvements within the Fifth Floor Premises (the "Fifth Floor Premises Improvements") in accordance with attached Exhibit FA-3. The Base Allowance (as
                                           ------------
defined in Exhibit FA-3) shall be $20,538.
           ------------

     6.  Parking.  As of the Fifth Floor Premises Commencement Date, Tenant
         -------
shall have the non-exclusive right to use eight (8) parking stalls in the Building's parking garage (in addition to the parking stalls allocated to Tenant pursuant to Section 30 of the Lease). Tenant shall pay to Landlord as additional Rent (at the same time and in the same manner as Base Rent is due under the Lease, as amended by the First Amendment) the sum of $50.00 per stall per month for four (4) of such stalls. The other four (4) stalls shall be furnished to Tenant at no cost except as provided in the Lease. Such monthly charges may be adjusted from time to time by Landlord but no more than three percent (3%) per annum (calculated on a cumulative basis) over the Term of the Lease.

     7.  Surrender of Premises.  Upon the expiration or early termination of the
         ---------------------
Lease with respect to the Twelfth Floor Premises and the Fifth Floor Premises, respectively, Tenant shall surrender such portions of the Premises to Landlord in its condition as of the date of the term of this Lease, as amended by this First Amendment, commenced with respect to such space, normal wear and tear and casualty excepted. Except as specified above, the other terms and conditions of
Section 19 of the Lease shall apply to the Premises.

     8.  Status of Lease.  Tenant hereby acknowledges and agrees that:
         ---------------

         (a) The Lease, as amended by this First Amendment, constitutes the entire agreement between Landlord and Tenant with respect to the Premises and, except for this First Amendment, the Lease has not been modified, changed, altered or amended in any respect.

         (b) Tenant has accepted full and complete possession of the Twelfth Floor Premises and is the actual occupant in possession and has not sublet, assigned or hypothecated or otherwise transferred all or any portion of Tenant's leasehold interest.

         (c) All improvements to be constructed on the Twelfth Floor Premises by Landlord have been completed to the satisfaction of Tenant and accepted by Tenant and any tenant construction allowances have been paid in full. All of Landlord's obligations which have accrued prior to the date hereof have been performed in full.

         (d) There exists no breach or default, nor state of facts nor condition which, with notice, the passage of time, or both, would result in a breach or default on the part Landlord under the Lease.

     9.  Brokers.  Tenant warrants and represents that, except for The Edward
         -------
Pike Company representing Landlord, Tenant has had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment and that it knows of no other real estate broker, agent or other person who is or might be entitled to a commission or fee in connection with this First Amendment. Tenant shall indemnify and hold harmless Landlord from and against any and all claims, liabilities or expenses arising out of claims made by any broker or individual for commissions or fees arising out of or resulting from representation of Tenant's Interest In connection with the negotiation of this First Amendment.

     10.  Ratification.  The Lease as amended by this First Amendment is hereby
          ------------
ratified and shall remain in full force and effect.


LANDLORD

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

BY   VOIT MANAGEMENT COMPANY, L.P., its managing agent

     By /s/ Mary Davis
        --------------------------

     Its Vice President
         -------------------------


TENANT

INTERNATIONAL WIRELESS COMMUNICATIONS, Inc.
a Delaware corporation


By /s/ Keith D. Taylor
   -------------------------------

Its Keith D. Taylor - Controller
    ----------------------------

                                 EXHIBIT FA-1

                                TO BE ATTACHED


                [Diagram of leased premises with improvements.]

                                 EXHIBIT FA-2
                                 ------------

                         COMMENCEMENT DATE MEMORANDUM
                         ----------------------------

LANDLORD:  The Prudential Insurance Company of America

TENANT:    International Wireless Communications

FIRST AMENDMENT DATE:  September 1, 1996

PREMISES:              Suite 575


Pursuant to Section 2 (d) of the above-referenced First Amendment to Lease, the Fifth Floor Premises Commencement Date hereby is established as
________________________ and the Expiration Date is hereby established as
_______________________.


LANDLORD

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

By    VOIT MANAGEMENT COMPANY, L.P., its managing agent

      By
         -------------------------
      Its
         -------------------------

TENANT

INTERNATIONAL WIRELESS COMMUNICATIONS,
a ______________________ corporation


By
   -------------------------------

Its
   -------------------------------

                                 EXHIBIT FA-3
                                 ------------

                  TENANT IMPROVEMENTS CONSTRUCTION AGREEMENT
                  ------------------------------------------


This Tenant Improvements Construction Agreement ("Agreement") is part of the First Amendment to Lease ("First Amendment") relating to certain premises ("Fifth Floor Premises") which are more particularly described in Exhibit FA-1
                                                                  ------------
of this First Amendment. Landlord and Tenant agree as follows with respect to the Fifth Floor Improvements to be installed in the Fifth Floor Premises:

1.   PLANS AND SPECIFICATIONS
     ------------------------

     A.   Preliminary Plans.  Preliminary plans and specifications for
          -----------------
construction of the Fifth Floor Premises Improvements to be installed in the Fifth Floor Premises are hereby approved by Landlord and Tenant. A schedule of the approved preliminary plans and specifications is attached hereto as Exhibit
                                                                        -------
FA-3-1.
------

     B.   Working Drawings.  Within five (5) days after any request by Landlord,
          ----------------
Tenant shall furnish the additional information requested by Landlord for the preparation by Landlord's architect, engineer or space planner of working drawings and specifications. If Tenant fails to furnish the information within the five (5) day period, Landlord shall have the right to terminate this Agreement and the First Amendment. Within three. (3) working days after working drawings and specifications which have been prepared by Landlord's architect, engineer or space planner are submitted to Tenant, Tenant shall reasonably approve or disapprove the working drawings and specifications. The working drawings and specifications shall be deemed approved if Tenant fails to disapprove them within the three (3) business day period.

     If Tenant disapproves the working drawings and specifications, Tenant shall have three (3) business days after the date of disapproval to provide sufficient information to Landlord's architect, engineer or space planner so that revised working drawings and specifications may be prepared. If Tenant fails to submit the required information to revise the plans within the three (3) business day period or if the working drawings and specifications, as revised, are not approved by Tenant within three (3) business days after submission to Tenant,

Landlord shall have the right to terminate this Agreement and the First
Amendment.

     The working drawings and specifications which have been approved by Landlord and Tenant are hereinafter referred to as the "Approved Working Drawings."

     C.   Cost Estimates. Landlord shall obtain a cost estimate from its
          --------------
contractor based on the approved preliminary plans and specifications and Approved Working Drawings, respectively, and Tenant shall have three (3) business days after the date of submission to Tenant of each cost estimate to approve or disapprove it. A cost estimate shall be deemed approved if Tenant fails to disapprove it within the three (3) business day period. If Tenant disapproves a cost estimate, Tenant shall have five (5) business days after the date of disapproval to reduce the cost estimate by agreeing to modifications to the plans and specifications or to the Approved Working Drawings, which modifications shall be subject to the prior written approval of Landlord. If Tenant disapproves a cost estimate but fails to approve modifications which will reduce the cost estimate within the five (5) business day period, Landlord may either terminate this Agreement and the First Amendment or proceed with construction on the basis of the fast cost estimate submitted to Tenant.

     D.   Tenant's Approval.  Whenever Tenant's approval is required pursuant to
          -----------------
the terms of this Agreement, the approval shall not be unreasonably withheld or delayed. Tenant's approvals or disapprovals shall be in writing.

     E.   Termination.  If this Agreement and the First Amendment are terminated
          -----------
by Landlord pursuant to any of the provisions of this Agreement, the parties" rights and obligations hereunder shall be discharged; provided, however, Tenant shall pay Landlord, within ten (10) days after the date of Tenant's receipt of a statement for the same, the costs incurred by Landlord through the date of termination in connection with the preparation of any plans, drawings, and specifications and all costs incurred by Landlord in applying for any governmental approvals, including a building permit, required for construction of the Fifth Floor Premises Improvements. Such termination shall have no effect on the parties' obligations under the Lease.

2.   CONSTRUCTION OF FIFTH FLOOR PREMISES IMPROVEMENTS.
     -------------------------------------------------

     A.   Construction by Landlord.  Landlord shall cause construction of the
          ------------------------
Fifth Floor Premises Improvements to be completed in a good and workmanlike manner with the costs to be expended by Landlord not to exceed the Base Allowance set forth in the First Amendment.

     B.   Fifth Floor Premises Improvements Cost.  The cost of the Fifth Floor
          --------------------------------------
Premises Improvements ("Fifth Floor Premises Improvements Cost") to be paid by Landlord shall include, but not be limited to:

          (i) All costs of preliminary and final architectural and engineering plans, drawings and specifications for the Fifth Floor Premises Improvements, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

          (ii) All costs of obtaining building permits and other necessary authorizations from the applicable governmental authority (e.g. the City in which the Building is located);

          (iii) All costs of interior design and finish schedule plans, drawings and specifications including as-built drawings;

          (iv) All direct and indirect costs of procuring and installing Fifth Floor Premises Improvements in the Fifth Floor Premises, including the contractors fee for overhead and profit, the cost of all of contractor's on-site supervisory and administrative staff, office, equipment and temporary services provided in connection with construction of the Fifth Floor Premises Improvements;

          (v) All fees payable to Landlord's architect, engineer or space planner if they are required to redesign any portion of the Fifth Floor Premises Improvements following Tenant's approval of the preliminary or working drawings;

          (vi)   Sewer connection fees, if any;

          (vii) The fee charged by any construction cost consultant and/or construction manager employed in connection with the Fifth Floor Premises improvements; and

          (viii) Fire and Builder's All-Risk insurance and public liability insurance premiums and fees.

3.   EXCESS FIFTH FLOOR PREMISES IMPROVEMENTS COST.
     ---------------------------------------------

     Prior to commencing construction, Landlord shall deliver to Tenant an estimate of the total Fifth Floor Premises Improvements Cost. If such estimated total Fifth Floor Premises Improvements Cost is more than the Base Allowance then, the excess estimated Fifth Floor Premises Improvements Cost shall be paid by Tenant to Landlord, in cash, within three (3) days after receipt of such estimate from Landlord, as additional rent. In addition, if such estimated total Fifth Floor Premises Improvements Cost increases, Tenant shall pay such increased sum to Landlord within three (3) days after Landlord's delivery of notice of such amount. If Tenant fails to pay any such amount within such three
(3) day period, Tenant shall be deemed in default under the Lease and, in addition to all other remedies, Landlord shall have the right to terminate this Agreement and the Lease and, upon such termination, Tenant shall immediately reimburse Landlord for all Fifth Floor Premises Improvements Cost incurred by Landlord.

4.   CHANGE REQUESTS.
     ---------------

     (i) No changes to the Approved Working Drawings requested by Tenant shall be made without Landlord's prior approval, which approval shall not be unreasonably withheld; provided, however, that no change request shall affect the structure of the Building. Any changes to the Approved Working Drawings shall be in writing and shall be signed by both Landlord and Tenant prior to the change being made. Tenant shall not instruct or direct Contractor workmen, subcontractors, material suppliers, or others performing the Fifth Floor Premises Improvements construction. Tenant shall direct all inquiries and requests relating to the construction work to Landlord or Landlord's designated agent. Tenant shall be responsible for any added costs or delays resulting from Tenant's actions which are contrary to this Paragraph 4.

     (ii) (a) Tenant shall pay Landlord in cash, within thirty (30) days after receipt of an itemized written bill from Landlord, any additional costs for changes requested by Tenant, including, without limitation, architectural fees and increases in construction costs caused by the delay; (b) a change request shall constitute an agreement by Tenant to any reasonable delay in substantial completion caused by reviewing, processing and implementing the change; and (c) the Fifth Floor Premises Commencement Date, at Landlord's option, shall be established on the date it would have otherwise occurred but for any such delays.

     (iii) As soon as reasonably possible after receipt of a written change request from Tenant, Landlord shall notify Tenant of Landlord's approval or disapproval of the request; and, if the request is approved, of an estimated increase or decrease in costs and an estimate of the effect the change shall have on the projected date for substantial completion of the Fifth Floor Premises Improvements.

     (iv) Landlord shall have the. authority, without the consent of Tenant, to order minor changes in the Fifth Floor Premises Improvements not involving an increase in cost to Tenant or a delay in the Fifth Floor Premises Commencement Date and not inconsistent with the intent of the Approved Working Drawings.

5.   COOPERATION.
     -----------

Landlord and Tenant shall cooperate and diligently assist the architect, engineer or space planner in completing the Approved Working Drawings and specifications and the Contractor in completing construction of the Fifth Floor Premises Improvements.

6.   CONDITION OF FIFTH FLOOR PREMISES IMPROVEMENTS.
     ----------------------------------------------

Within seven (7) days after the Fifth Floor Premises Commencement Date, Tenant shall "walk-through" the Fifth Floor Premises with Landlord and they shall complete a punch-list of items needing additional work by Landlord. Other than the items specified in the punch-list, by taking possession of the Fifth Floor Premises, Tenant shall be deemed to have accepted the Fifth Floor Premises and the Building in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. The punch-list shall not include any damage to the Fifth Floor Premises or the Building caused by Tenant's move-in, which damage shall be promptly repaired or corrected by Tenant at its sole expense. If Tenant fails to complete a punch-list with Landlord's cooperation within the seven (7) day period specified above, it shall be deemed that there are no items needing additional work or repair. Contractor shall complete all reasonable punch-list items within thirty (30) days after the walk-through inspection or as soon as practicable thereafter and upon notification of completion of the punchlist items, Tenant shall approve or state its reasons for disapproval of the completed items in writing to Landlord within seven (7) days or such items shall be deemed approved by Tenant.

7.   TENANT DELAYS.
     -------------

If the Fifth Floor Premises Commencement Date has not occurred on or before the estimated date specified in the First Amendment, and if the cause of the delay in the occurrence of the Fifth Floor Premises Commencement Date is attributable to Tenant, then the Fifth Floor Premises Commencement Date shall be the date the Fifth Floor Premises Commencement Date would have occurred but for such delay. Payments for any partial month shall be prorated on the basis of a thirty (30) day month. Delays attributable to Tenant shall include those caused by:

     (i) Tenant's failure to furnish information to Landlord for the preparation of plans and drawings for the Fifth Floor Premises Improvements in accordance with this Exhibit FA-3;
                     -------------

     (ii) Tenant's request for special materials, finishes or installations which are not readily available;

     (iii) Tenant's failure to reasonably approve plans and working drawings in accordance with this Exhibit FA-3;
                     -------------

     (iv)   Tenant's change requests pursuant to this Exhibit FA-3 that result
                                                      ------------
in delays;

     (v) Tenant's failure to approve cost estimates if any approvals are required pursuant to this Exhibit FA-3; and

     (vi) Interference with Landlord's work caused by Tenant or by Tenant's agents.

8.   FIFTH FLOOR PREMISES IMPROVEMENTS COST AND RENT ADJUSTMENT STATEMENT.
     --------------------------------------------------------------------

     Within one hundred twenty (120) days after the Fifth Floor Premises Commencement Date, Landlord shall provide Tenant with a statement of the Fifth Floor Premises improvements Cost. The statement shall include the balance due Landlord, if any (which shall be paid within ten (10) days).